Exhibit 10.7

A FIFTH THIRD BANCORP BANK

Revolving Note
OFFICER NO. 04164	NOTE No. ______________
$650,000.00	December 18, 2008
(Effective Date)

Promise to Pay. On or before December 15, 2009 (the “Maturity Date”), the undersigned, DENTAL CARE PLUS, INC., an Ohio corporation, located at 100 Crowne Point Place, Cincinnati, Ohio 45241 (“Borrower”) for value received, hereby promises to pay to the order of FIFTH THIRD BANK, an Ohio banking corporation, located at 38 Fountain Square Plaza, Cincinnati, Ohio 45263 (together with its successors and assigns, the “Lender”) the sum of Six Hundred Fifty Thousand and 00/100 Dollars ($650,000.00), (the “Borrowing”), plus interest as provided herein, less such amounts as shall have been repaid in accordance with this Note. The outstanding balance of this Note shall appear on a supplemental bank record and is not necessarily the face amount of this Note, which record shall evidence the balance due pursuant to this Note at any time. As used herein, “Local Time” means the time at the office of Lender specified in this Note.

Principal and interest payments shall be initiated by Lender in accordance with the terms of this Note from Borrower’s account through BillPayer 2000®. Borrower hereby authorizes Lender to initiate such payments from Borrower’s account located at Fifth Third Bank, routing number 042000314 account number 70140826. Borrower acknowledges and agrees that use of BillPayer 2000® shall be governed by the BillPayer 2000® Terms and Conditions, a copy of which Borrower acknowledges receipt. Borrower further acknowledges and agrees to maintain payments hereunder through BillPayer 2000® throughout the term of this Note. Each payment hereunder shall be applied first to advanced costs, charges and fees, then to accrued interest, and then to principal, which will be repaid in inverse chronological order of maturity.

Lender, in its reasonable discretion, may loan hereunder to Borrower on a revolving basis such amounts as may from time to time be requested by Borrower, provided that: (a) the aggregate principal amount borrowed hereunder at any time shall not exceed the Borrowing, and (b) no Event of Default shall exist or be caused thereby. The entire principal balance, together with all accrued and unpaid interest and any other charges, advances and fees, if any, outstanding hereunder, shall be due and payable in full on the earlier of the Maturity Date or upon acceleration of this Note.

The principal sum outstanding shall bear interest at a floating rate per annum equal to 1.75% in excess of the “LIBOR Rate”, being the rate of interest (rounded upwards, if necessary, to the next 1/8 of 1% (adjusted for reserves if Lender is required to maintain reserves with respect to relevant advances) being asked on one month Eurodollar deposits, as reported on page 3750 of the Dow Jones Telerate news service (or any successor) as determined by Lender on the relevant date of determination (the “Interest Rate”). The Interest Rate shall be adjusted automatically on the 1st day of each month, hereafter. Interest shall be calculated based on a 360-day year and charged for the actual number of days elapsed, and shall be payable on the 1st day of each month beginning on January 1, 2009, and on the Maturity Date (provided that if the 1st day of the month is not a business day, such payment shall be payable on the next business day).

In addition, notwithstanding anything herein contained to the contrary, if, prior to or during any period with respect to the LIBOR Rate, any change in any law, regulation or official directive, or in the interpretation thereof, by any governmental body charged with the administration thereof, shall make it unlawful for Lender to find or maintain its funding in Eurodollars of any portion of the advance subject to the LIBOR Rate or otherwise to give effect to Lender’s obligations as contemplated hereby: (i) Lender may, by written notice to Borrower, declare Lender’s obligations in respect of the LIBOR Rate to be terminated forthwith, and (ii) the LIBOR Rate with respect to Lender shall forthwith cease to be in effect, and interest shall from and after such date be calculated at the Lender’s Prime Rate. Borrower hereby agrees to reimburse and indemnify Lender from all increased costs or fees incurred by Lender subsequent to the date hereof relating to the offering of rates of interest based upon the LIBOR Rate. Borrower’s right to utilize LIBOR Rate Index Pricing as set forth in this Note shall be terminated automatically if Lender, by telephonic notice, shall notify Borrower that one month are not readily available in the London Inter-Bank Offered Rate Market, or that, by reason of circumstances affecting such Market, adequate and reasonable methods do not exist for ascertaining the rate of interest applicable to such deposits. In such event, amounts outstanding hereunder shall bear interest at a rate equal to Lender’s Prime Rate or such other rate of interest as may be agreed to between Lender and Borrower.

Notwithstanding any provision to the contrary in this Note, in no event shall the interest rate charged on the Borrowing exceed the maximum rate of interest permitted under applicable state and/or federal usury law. Any payment of interest that would be deemed unlawful under applicable law for any reason shall be deemed received on account of, and will automatically be applied to reduce, the principal sum outstanding and any other sums (other than interest) due and payable to Lender under this Note, and the provisions hereof shall be deemed amended to provide for the highest rate of interest permitted under applicable law.

Security Agreement. To secure repayment of this Note and all other Obligations (as defined below) together with all modifications, extensions and renewals thereof, Borrower hereby grants Lender a continuing security interest in all right, title and interest of Borrower in and to the following property, whether now owned or hereafter acquired (collectively, the “Collateral”): (i) any and all property in which Lender and/or any affiliate of Fifth Third Bancorp (including without limitation Fifth Third Securities, Inc.) is at any time granted a lien for any Obligation including, without limitation, all collateral specified in any of the documents executed in connection with this Note, (ii) all property in possession of Lender and/or any affiliate of Fifth Third Bancorp (including without limitation Fifth Third Securities, Inc.) including, without limitation, money, securities, instruments, documents, letters of credit, chattel paper, or other property delivered to Lender in transit, for safekeeping, or for collection or exchange for other property, (iii) all rights to payment from, and claims against, Lender, and (iv) any and all additions, substitutions, dividends, distributions (in the form of cash, property, stock or other securities) and other rights related or in addition to the foregoing, and any and all proceeds therefrom (the “Distributions”). Borrower agrees to immediately deliver to Lender all documents, certificates and instruments evidencing the Distributions and any additional documentation requested by Lender to perfect and protect Lender’s security interest therein, and until such delivery Borrower shall hold the same in trust for Lender. Borrower also grants Lender a security interest in all of the Collateral as agent for all affiliates of Fifth Third Bancorp for all Obligations of Borrower to such affiliates. Said security interest shall not be enforced to the extent prohibited by the Truth in Lending Act as implemented by Federal Reserve Regulation Z.

Borrower acknowledges and agrees that the principal, interest and other amounts payable by Borrower are secured by that certain Open-End Mortgage and Security Agreement of even date herewith executed and delivered by the Borrower to Lender, covering certain real and personal property located in Hamilton County, Ohio (as amended from time to time, the “Mortgage”).

Use of Proceeds. Borrower certifies that the proceeds of this loan are to be used for business purposes.

Fee. Lender may charge, and Borrower agrees to pay on the above Effective Date, a note processing fee in the amount of $500.00.

Affirmative Covenants. Borrower covenants with, and represents and warrants to, Lender that, from and after the execution date of the Loan Documents until the Obligations are paid and satisfied in full:

(1) Financial Statements. Borrower shall maintain a standard and modem system for accounting and shall furnish to Lender:

(a) Within sixty (60) days after the end of each quarter, a copy of Borrower’s internally prepared consolidated financial statements for that quarter and for the year to date in a form reasonably acceptable to Lender, prepared and certified as complete and correct, subject to changes resulting from year-end adjustments, by the principal financial officer of Borrower (which acceptance shall not be unreasonably withheld) and certified as complete and correct, subject to changes resulting from year-end adjustments, by the principal financial officer of Borrower;

(b) Within one hundred twenty (120) days after the end of each fiscal year, a copy of Borrower’s financial statements audited by a firm of independent certified public accountants acceptable to Lender (which acceptance shall not be unreasonably withheld) and accompanied by an audit opinion of such accountants without qualification;

All of the statements referred to in (a) and (b) shall be in conformance with generally accepted accounting principles and give representatives of Lender access thereto at all reasonable times, including permission to examine, copy and make abstracts from any such books and records and such other information which might be helpful to Lender in evaluating the status of the loans as it may reasonably request from time to time.

With the statements submitted above, a certificate signed by the principal financial officer of Borrower, (i) stating he is familiar with all documents relating to Lender and that no Event of Default specified herein, nor any event which upon notice or lapse of time, or both would constitute such an Event of Default, has occurred, or if any such condition or event existed or exists, specifying it and describing what action Borrower has taken or proposes to take with respect thereto, and (ii) setting forth, in summary form, figures showing the financial status of Borrower in respect of the financial restrictions contained herein.

(2) Depository/Banking Services. Lender shall be the principal depository in which substantially all of Borrower’s funds are deposited, and the principal bank of account of Borrower, as long as any Obligations are outstanding, and Borrower shall grant Lender the first and last opportunity to provide any corporate banking services required by Borrower and its Affiliates. Borrower shall also maintain a Lockbox with Lender.

Definitions. Certain capitalized terms have the meanings set forth on any exhibit hereto, in the Mortgage, if applicable, or any other Loan Document. All financial terms used herein but not defined on the exhibits, in the Mortgage, if applicable, or any other Loan Document have the meanings given to them by generally accepted accounting principles. All other undefined terms have the meanings given to them in the Uniform Commercial Code as adopted in the state whose law governs this instrument. The following definitions are used herein:

“Accounts” means all accounts, accounts receivable, health-care insurance receivables, credit card receivables, contract rights, instruments, documents, chattel paper, tax refunds from federal, state or local governments and all obligations in any form including without limitation those arising out of the sale or lease of goods or the rendition of services by Borrower; all guaranties, letters of credit and other security and support obligations for any of the above; all merchandise returned to or reclaimed by Borrower; and all books and records (including computer programs, tapes and data processing software) evidencing an interest in or relating to the above; all winnings in a lottery or other game of chance operated by a governmental unit or person licensed to operate such game by a governmental unit and all rights to payment therefrom, and all “Accounts” and “Health-Care-Insurance Receivables” as the same are now or hereinafter defined in the Uniform Commercial Code.

“Affiliate” means, as to Borrower, (a) any person or entity which, directly or indirectly, is in control of, is controlled by or is under common control with, Borrower or (b) any person who is a director, officer or employee (i) of Borrower or (ii) of any person described in the preceding clause (a).

“Loan Documents” means this Note, the Mortgage, any and all Rate Management Agreements and each and every document or agreement executed by any party evidencing, guarantying or securing any of the Obligations; and “Loan Document” means any one of the Loan Documents.

“Lockbox” means a post office box at the U.S. Post Office, established by Borrower at the direction of Lender or by Lender on behalf of Borrower at any time, bearing such address as Lender shall designate. Lender shall have access to the Lockbox at all times and Borrower shall take all actions and execute all documents and instruments as Lender deems necessary or desirable to ensure Lender such access. At no time shall Borrower remove any remittance on account of an Account from the Lockbox without Lender’s prior written consent.

“Obligation(s)” means all loans, advances, indebtedness and each and every other obligation or liability of Borrower owed to each of Lender and/or any affiliate of Fifth Third Bancorp, however created, of every kind and description whether now existing or hereafter arising and whether direct or indirect, primary or as guarantor or surety, absolute or contingent, liquidated or unliquidated, matured or unmatured, participated in whole or in part, created by trust agreement, lease overdraft, agreement or otherwise, whether or not secured by additional collateral, whether originated with Lender or owed to others and acquired by Lender by purchase, assignment or otherwise, and including, without limitation, all loans, advances, indebtedness and each and every obligation or liability arising under the Loan Documents, letters of credit now or hereafter issued by Lender or any affiliate of Fifth Third Bancorp for the benefit of or at the request of Borrower, any and all Rate Management Obligations, all obligations to perform or forbear from performing acts, and agreements, instruments and documents evidencing, guarantying, securing or otherwise executed in connection with any of the foregoing, together with any amendments, modifications and restatements thereof, and all expenses and attorneys’ fees incurred by Lender hereunder or any other document, instrument or agreement related to any of the foregoing.

“Prime Rate” means the rate of interest per annum announced from time to time by Lender at its principal office in Cincinnati, Ohio, to be its prime rate, whether or not such bank shall at times lend to borrowers at lower rates of interest or if there is not such prime rate, then its base rate or such other rate as may be substituted by Lender for the prime rate, such rate changing automatically from time to time effective as of the effective date of each such announced change; provided that in no event shall the Prime Rate exceed the rate permitted by law.

“Rate Management Agreement” means any agreement, device or arrangement providing for payments which are related to fluctuations of interest rates, exchange rates, forward rates, or equity prices, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants, and any agreement pertaining to equity derivative transactions (e.g., equity or equity index swaps, options, caps, floors, collars and forwards), including without limitation any ISDA Master

Agreement between Borrower and Lender or any affiliate of Fifth Third Bancorp, and any schedules, confirmations and documents and other confirming evidence between the parties confirming transactions thereunder, all whether now existing or hereafter arising, and in each case as amended, modified or supplemented from time to time.

“Rate Management Obligations” means any and all obligations of Borrower to Lender or any affiliate of Fifth Third Bancorp, whether absolute, contingent or otherwise and howsoever and whensoever (whether now or hereafter) created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefore), under or in connection with (i) any and all Rate Management Agreements, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Rate Management Agreement.

Events of Default. Upon the occurrence of any of the following events (each, an “Event of Default”), Lender may, at its option, without any demand or notice whatsoever, declare this Note and all Obligations to be fully due and payable in their aggregate amount, together with accrued interest and all fees, and charges applicable thereto:

1. Any failure to make any payment when due of principal or accrued interest on this Note or any other Obligation and such nonpayment remains uncured for a period of 10 days thereafter.

2. Any representation or warranty of Borrower set forth in this Note or in any agreement, instrument, document, certificate or financial statement evidencing, guarantying, securing or otherwise related to, this Note or any other Obligation shall be materially inaccurate or misleading.

3. Borrower shall fail to observe or perform any other term or condition of this Note or any other term or condition set forth in any agreement, instrument, document, certificate or financial statement evidencing, guarantying or otherwise related to this Note or any other Obligation, or Borrower shall otherwise default in the observance or performance of any covenant or agreement set forth in any of the foregoing for a period of 30 days.

4. The death, legal incompetence or dissolution of Borrower or of any endorser or guarantor of the Obligations, or the merger or consolidation of any of the foregoing with a third party, or the lease, sale or other conveyance of a material part of the assets or business of any of the foregoing to a third party outside the ordinary course of its business, or the lease, purchase or other acquisition of a material part of the assets or business of a third party by any of the foregoing.

5. Any failure to submit to Lender current financial information upon request.

6. The creation of any lien (except a lien to Lender) on, the institution of any garnishment proceedings by attachment, levy or otherwise against, the entry of a judgment against, or the seizure of, any of the property of Borrower or any endorser or guarantor hereof including, without limitation, any property deposited with Lender.

7. In the judgment of Lender, any material adverse change occurs in the existing or prospective financial condition of Borrower that may affect the ability of Borrower to repay the Obligations, or the Lender deems itself insecure.

8. A commencement by the Borrower or any endorser or guarantor of the Obligations of a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or the entry of a decree or order for relief in respect of the Borrower or any endorser or guarantor of the Obligations in a case under any such law or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Borrower or any endorser or guarantor of the Obligations, or for any substantial part of the property of Borrower or any endorser or guarantor of the Obligations, or ordering the wind-up or liquidation of the affairs of Borrower or any endorser or guarantor of the Obligations; or the filing and pendency for 30 days without dismissal of a petition initiating an involuntary case under any such bankruptcy, insolvency or similar law; or the making by Borrower or any endorser or guarantor of the Obligations of any general assignment for the benefit of creditors; or the failure of the Borrower or any endorser or guarantor of the Obligations generally to pay its debts as such debts become due; or the taking of action by the Borrower or any endorser or guarantor of the Obligations in furtherance of any of the foregoing.

9. Nonpayment by the Borrower of any Rate Management Obligation when due or the breach by the Borrower of any term, provision or condition contained in any Rate Management Agreement.

10. Any sale, conveyance or transfer of any rights in the Collateral or the Property (as defined in the Mortgage) in violation of the terms of any Loan Document, or any uninsured destruction, loss or damage of or to the Collateral or the Property in any material respect.

11. An Event of Default occurs as defined in the Mortgage, or in any other agreement or instrument evidencing or securing any Obligation owed by Borrower to Lender.

12. The occurrence of an event of default under any Loan Document.

Remedies. In addition to any other remedy permitted by law, Lender may at any time, without notice, apply the Collateral to this Note or such other Obligations, whether due or not, and Lender may, at its option, proceed to enforce and protect its rights by an action at law or in equity or by any other appropriate proceedings; provided that this Note and the Obligations shall be accelerated automatically and immediately if the Event of Default is a filing under the Bankruptcy Code. Notwithstanding any other legal or equitable rights of Lender, Lender, in the Event of Default, is (a) hereby irrevocably appointed and constituted attorney-in-fact, with full power of substitution, to exercise all rights of ownership with respect to the Collateral including, but not limited to, the right to collect all income or other distributions arising therefrom and to exercise all voting rights connected with the Collateral; and (b) is hereby given full power to collect, sell, assign, transfer and deliver all of said Collateral or any part thereof, or any substitutes therefore, or any additions thereto, through any private or public sale without either demand or notice to Borrower, or any advertisement, the same being hereby expressly waived, at which sale Lender is authorized to purchase said property or any part thereof, free from any right of redemption on the part of Borrower, which is hereby expressly waived and released. In case of sale for any cause, after deducting all costs and expenses of every kind, Lender may apply, as it shall deem proper, the residue of the proceeds of such sale toward the payment of any one or more or all of the Obligations of Borrower, whether due or not due, to Lender; after such application and the return of any surplus, Borrower agrees to be and remains liable to Lender for any and every deficiency after application as aforesaid upon this and any other Obligation. Borrower shall pay all costs of collection incurred by Lender, including its attorney’s fees, if this Note is referred to an attorney for collection, whether or not payment is obtained before entry of judgment, which costs and fees are Obligations secured by the Collateral.

Lender’s rights and remedies hereunder are cumulative, and may be exercised together, separately, and in any order. No delay on the part of Lender in the exercise any such right or remedy shall operate as a waiver.

No single or partial exercise by Lender of any right or remedy shall preclude any other further exercise of it or the exercise of any other right or remedy. No waiver or indulgence by Lender of any Event of Default shall be effective unless in writing and signed by Lender, nor shall a waiver on one occasion be construed as a waiver of any other occurrence in the future.

Late Payments; Default Rate; Fees. If any payment is not paid when due (whether by acceleration or otherwise) or within 10 days thereafter, undersigned agrees to pay to Lender a late payment fee as provided for in any loan agreement or 5% of the payment amount, whichever is greater with a minimum fee of $20.00. After an Event of Default, Borrower agrees to pay to Lender a fixed charge of $25.00, or Borrower agrees that Lender may, without notice, increase the Interest Rate by 6% (the “Default Rate”), whichever is greater. Lender may impose a non-sufficient funds fee for any check that is presented for payment that is returned for any reason. In addition, Lender may charge loan documentation fees as may be reasonably determined by the Lender.

Prepayment. Borrower may prepay all or part of this Note, which prepaid amounts shall be applied to the amounts due in reverse order of their due dates.

Entire Agreement. Borrower agrees that there are no conditions or understandings which are not expressed in this Note and the documents referred to herein.

Severability. The declaration of invalidity of any provision of this Note shall not affect any part of the remainder of the provisions.

Assignment. Borrower agrees not to assign any of Borrower’s rights, remedies or obligations described in this Note without the prior written consent of Lender, which consent may be withheld in Lender’s sole discretion. Borrower agrees that Lender may assign some or all of its rights and remedies described in this Note without notice to, or prior consent from, the Borrower.

Modification; Waiver of Lender. The modification or waiver of any of Borrower’s obligations or Lender’s rights under this Note must be contained in a writing signed by Lender. Lender may perform Borrower’s obligations, or delay or fail to exercise any of its rights or remedies, without causing a waiver of those obligations or rights. A waiver on one occasion shall not constitute a waiver on another occasion. Borrower’s obligations under this Note shall not be affected if Lender amends, compromises, exchanges, fails to exercise, impairs or releases (i) any of the obligations belonging to any co-borrower, endorser or guarantor, (ii) any of its rights against any co-borrowers, guarantor or endorser, or (iii) the Collateral or any other property securing the Obligations.

Waiver of Borrower. Demand, presentment, protest and notice of dishonor, notice of protest and notice of default are hereby waived by Borrower, and any endorser or guarantor hereof. Each of Borrower, including but not limited to all co-makers and accommodation makers of this Note, hereby waives all suretyship defenses including but not limited to all defenses based upon impairment of Collateral and all suretyship defenses described in Section 3-605 of the Uniform Commercial Code (the “UCC”). Such waiver is entered to the full extent permitted by Section 3-605(i) of the UCC.

Governing Law; Consent to Jurisdiction. This Note is delivered in, is intended to be performed in, will be construed and enforceable in accordance with and governed by the internal laws of, the State of Ohio, without regard to principles of conflicts of law. Borrower agrees that the state and federal courts in the County where the Lender is located shall have exclusive jurisdiction over all matters arising out of this Note, and that service of process in any such proceeding shall be effective if mailed to Borrower at the address set forth herein.

JURY WAIVER. BORROWER, AND ANY ENDORSER OR GUARANTOR HEREOF, WAIVE THE RIGHT TO A TRIAL BY JURY OF ANY MATTERS ARISING OUT OF THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Warrant of Attorney. Borrower authorizes any attorney of record to appear for it in any court of record in the State of Ohio, after maturity of this Note, whether by its terms or upon default, acceleration or otherwise, to waive the issuance and service of process, and release all errors, and to confess judgment against it in favor of Lender for the principal sum due herein together with interest, charges, court costs and attorneys’ fees,. Stay of execution and all exemptions are hereby waived. If this Note or any Obligation is referred to an attorney for collection, and the payment is obtained without the entry of a judgment, the obligors shall pay to the holder of such obligations its attorneys’ fees. BORROWER AGREES THAT AN ATTORNEY WHO IS COUNSEL TO LENDER OR ANY OTHER HOLDER OF SUCH OBLIGATION MAY ALSO ACT AS ATTORNEY OF RECORD FOR BORROWER WHEN TAKING THE ACTIONS DESCRIBED ABOVE IN THIS PARAGRAPH. BORROWER AGREES THAT ANY ATTORNEY TAKING SUCH ACTIONS MAY BE PAID FOR THOSE SERVICES BY LENDER OR HOLDER OF SUCH OBLIGATION. BORROWER WAIVES ANY CONFLICT OF INTEREST THAT MAY BE CREATED BECAUSE THE ATTORNEY REPRESENTING SUCH ATTORNEY IS BEING PAID BY LENDER OR THE HOLDER OF SUCH OBLIGATION.

(Balance of Page Intentionally Omitted)

WARNING - BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

DENTAL CARE PLUS, INC.

By:	/s/ Anthony A. Cook
Title:	President and Chief Executive Officer

OPEN-END MORTGAGE AND SECURITY AGREEMENT

(Maximum Amount Unpaid Principal Indebtedness $650,000)

THIS OPEN-END MORTGAGE AND SECURITY AGREEMENT (the “Mortgage”) made as of the 18th day of December, 2008, by DENTAL CARE PLUS, INC., an Ohio corporation, located at 4500 Lake Forest Drive, Suite 512, Cincinnati, Ohio 45202 (the “Mortgagor”), in favor of FIFTH THIRD BANK, an Ohio banking corporation located at 38 Fountain Square Plaza, Cincinnati, Ohio, 45263, for itself and as agent for any affiliate of Fifth Third Bancorp (the “Mortgagee”).

WITNESSETH:

WHEREAS, Mortgagor is indebted to Mortgagee in the aggregate principal amount of Six Hundred and Fifty Thousand Dollars ($650,000) pursuant to the Revolving Note executed by Mortgagor and made payable to the order of Mortgagee, in the principal amount of Six Hundred and Fifty Thousand Dollars ($650,000) (the “Note”), and all agreements, instruments and documents executed or delivered in connection with the foregoing or otherwise related thereto (together with any amendments, modifications, or restatements thereof, the “Loan Documents”); and

WHEREAS, Mortgagor desires to grant herein a first priority mortgage to Mortgagee encumbering the real estate described below.

NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, and to secure (i) the payment of the Indebtedness and Impositions (as defined below) and the interest thereon, (ii) the payment of any advances or expenses of any kind incurred by Mortgagee pursuant to the provisions of or on account of the Loan Documents or this Mortgage, (iii) the repayment of future advances disbursed by Mortgagee to Mortgagor in excess of the principal of the Indebtedness, and (iv) the performance of the obligations of the Mortgagor under the Loan Documents the parties hereby agree as follows:

GRANTING PROVISIONS

The Mortgagor does hereby grant, bargain, sell, release, convey, assign, transfer, grant a security interest in and mortgage to Mortgagee, its successors and assigns forever, (a) the real estate located in Hamilton County, Ohio, more particularly described in Exhibit A attached hereto (hereinafter the “Site”), and (b) all of the estate, title and interest of Mortgagor, in law or equity, of, in and to such real estate and the buildings and improvements now existing, being constructed, or hereafter constructed or placed thereon, all of the rights, privileges, licenses, easements and appurtenances belonging to such real estate (including all heretofore or hereafter vacated streets or alleys which are about such real estate), and all fixtures of every kind whatsoever located in or on, or attached to, and used or intended to be used in connection with or with the operation of such real estate, buildings, structures or other improvements thereon or in connection with any construction now or to be conducted or which may be conducted thereon, together with all building materials and equipment now or hereafter delivered to such real estate and intended to be installed therein; and all extensions, additions, improvements, betterments, renewals, substitutions and replacements to any of the foregoing, and the proceeds of any of the foregoing (all of the foregoing, including the Site, being hereinafter collectively called the “Property”).

The Mortgagor further hereby grants, conveys, and assigns to Mortgagee, its successors and assigns all rents, issues and profits of any of the foregoing and all proceeds of the conversion (whether voluntary or involuntary) of any of the same into cash or liquidated claims, including, without limitation, proceeds of insurance and condemnation awards.

TO HAVE AND TO HOLD the Property hereby conveyed, granted and assigned, unto Mortgagee, and its successors and assigns forever, for the uses and purposes herein set forth.

REPRESENTATIONS AND WARRANTIES

In General. Mortgagor represents and warrants that it is the sole lawful owner in fee simple of the Property, that its title in and to the Property is free, clear and unencumbered except for those covenants and restrictions of record approved by Mortgagee in a signed writing and attached hereto as Exhibit B hereto and except for real estate taxes and assessments not yet due and payable; that it has good legal right, authority, and full power to sell and convey the same and to execute this Mortgage; that Mortgagor will make any further assurances of title that Mortgagee may require; that Mortgagor will warrant and defend the Property against all claims and demands whatsoever, and that Mortgagor will keep and observe all of the terms of this Mortgage on Mortgagor’s part to be performed.

No Proceedings. Mortgagor represents, covenants and warrants that there are no suits or proceedings pending, or, to the knowledge of Mortgagor, threatened against or affecting Mortgagor that, if adversely determined, would have an adverse effect on the Property or financial condition or business of Mortgagor.

COVENANTS

Mortgagor hereby covenants and agrees with Mortgagee as follows:

Indebtedness. Mortgagor will promptly pay and perform, or promptly cause to be paid and per formed, when due, the following obligations (hereinafter collectively called the “Indebtedness”):

each and every term, provision, condition, obligation, covenant, and agreement of Mortgagor set forth in this Mortgage, the Loan Documents, and in any amendments, modifications or restatements to any of the foregoing;

all future advances disbursed by Mortgagee to Mortgagor under Section 6.12 (Future Advances) of this Mortgage; and

all loans, advances, indebtedness and each and every other obligation or liability of Mortgagor owed to Mortgagee or any affiliate of Fifth Third Bancorp, however created, of every kind and description, whether now existing or hereafter arising and whether direct or indirect, primary or as guarantor or surety, absolute or contingent, due or to become due, liquidated or unliquidated, matured or unmatured, participated in whole or in part, created by trust agreement, lease, overdraft, agreement, or otherwise, whether or not secured by additional collateral, whether originated with Mortgagee or owed to others and acquired by Mortgagee by purchase, assignment or otherwise, and including, without limitation, all loans, advances, indebtedness and every obligation arising under the Loan Documents, all obligations to perform or forbear from performing acts, any and all Rate Management Obligations (as defined in the Loan Documents), all amounts represented by letters of credit now or hereafter issued by Mortgagee or any affiliate of Fifth Third Bancorp for the benefit of or at the request of Mortgagor all agreements, instruments and documents evidencing, guarantying, securing or otherwise executed in connection with any of the foregoing, together with any amendments, modifications, and restatements thereof, and all expenses and attorneys’ fees incurred or other sums disbursed by Mortgagee or any affiliate of Fifth Third Bancorp under this Mortgage or any other document, instrument or agreement related to any of the foregoing.

Impositions.

Mortgagor will pay, or cause to be paid, when due all of the following (hereinafter collectively called the “Impositions”): all real estate taxes, personal property taxes, assessments, water and sewer rates and charges, and all other governmental levies and charges, of every kind and nature whatsoever, general and special, ordinary and extraordinary, which are assessed, levied, confirmed, imposed or become a lien upon or against the Property or any portion thereof, and all taxes, assessments and charges upon the rents, issues, income or profits of the Property, or which become payable with respect thereto or with respect to the occupancy, use or possession of the Property, whether such taxes, assessments or charges are levied directly or indirectly. Mortgagor shall deliver proof of payment of all such Impositions to Mortgagee upon the request of Mortgagee. Notwithstanding any provision to the contrary in this Paragraph 3.2(a), any tax or special assessment which is a lien on the Property may be paid in installments, provided that each installment is paid on or prior to the date when the same is due without the imposition of any penalty.

At the sole election of Mortgagee, Mortgagor shall pay to Mortgagee, with each payment that shall become due and payable pursuant to terms of the Loan Documents, the appropriate portion of the annual amount estimated by Mortgagee to be sufficient to pay the real estate taxes and assessments levied against the Property and the insurance premiums for policies required under Section 3.6 (Insurance) of this Mortgage, and such sums shall be held by Mortgagee without interest in order to pay such taxes, assessments and insurance premiums 30 days prior to their due date; provided that if an Event of Default shall occur under this Mortgage, Mortgagee may elect to apply, to the full extent permitted by law, any or all of said sums held pursuant to this Paragraph 3.2(b) in such manner as Mortgagee shall determine in its sole discretion.

Compliance with Laws. Mortgagor will comply with all federal, state and local laws, regulations and orders to which the Property or the activities conducted on the Property are subject.

Condition of Property. Mortgagor will maintain the Property in good order and condition and make all repairs necessary to that end, will suffer no waste to the Property, and will cause all repairs and maintenance to the Property to be done in a good and workmanlike manner.

Improvements. Mortgagor will not remove or materially change any improvements once installed or placed on the Property, or suffer or permit others to do so.

Insurance.

Mortgagor at its sole cost and expense shall provide and keep in force at all times for the benefit of Mortgagee, in accordance with the Loan Documents with respect to the Property (with such deductibles as may be satisfactory to Mortgagee, from time to time, in its reasonable discretion): (i) insurance against loss of or damage to the Improvements by fire and other hazards covered by so-called “extended coverage” insurance, with a replacement cost endorsement, and such other casualties and hazards as Mortgagee shall reasonably require from time to time; (ii) earthquake insurance; (iii) flood insurance in the maximum available amount if the Improvements are located in a flood hazard area; (iv) business interruption insurance; (v) boiler and machinery insurance; (vi) comprehensive general public liability insurance against claims for bodily injury, death or property damage in customary and adequate amounts, or, in Mortgagee’s discretion, in such amounts as may be reasonably satisfactory or desirable to Mortgagee, from time to time, in its reasonable discretion; (vii) during the course of any construction or repair of the Property, workers’ compensation insurance for all employees involved in such construction or repair, and builder’s risk completed value insurance against “all risks of physical loss,” covering the total value of work performed and equipment, supplies and materials furnished, and containing the “permission to occupy upon completion of work or occupancy” endorsement; and (viii) such other insurance on the Property (including, without limitation, increases in amounts and modifications of forms of insurance existing on the date hereof), as Mortgagee may reasonably require from time to time. The policies of insurance required by this Section 3.6(a) shall be with such companies, in such forms and amounts, and for such periods, as Mortgagee shall require from time to time, and shall insure the respective interests of Mortgagor and Mortgagee. Such insurance may be provided in umbrella policies which insure any and all real or personal property in which Mortgagor has an interest in addition to the Property, any property encumbered by any other deed of trust or mortgage given by Mortgagor for the benefit of Mortgagee, or any personal property in which a security interest in favor of Mortgagee has been granted under the Loan Documents. The insurance proceeds from all such policies of insurance (other than the proceeds from the comprehensive general public liability policy required under clause (vi) above) shall be payable to Mortgagee pursuant to a noncontributing first mortgagee endorsement satisfactory in form and substance to Mortgagee. Certificates of the original policies and renewals thereof covering the risks provided by this Mortgage to be insured against, and bearing satisfactory evidence of payment of all premiums thereon, shall be delivered to and held by Mortgagee on demand. Without limiting the generality of the foregoing, Mortgagor shall deliver to Mortgagee all insurance policies and certificates that are requested by Mortgagee. At least thirty (30) days prior to the expiration of each policy required to be provided by Mortgagor, Mortgagor shall deliver certificates of renewal policies to Mortgagee with appropriate evidence of payment of premiums therefor. All insurance policies required by this Mortgage shall (1) include effective waivers by the insurer of all rights of subrogation against any named insured and any other loss payee; and (2) provide that any losses shall be payable to Mortgagee notwithstanding:

any act, failure to act or negligence of or violation of warranties, declarations or conditions contained in such policy by any named insured or other loss payee,

the occupation or use of the Improvements or Site for purposes more hazardous than permitted by the terms thereof,

any foreclosure or other action or proceeding taken by Mortgagee pursuant to any provisions of this Mortgage, or any change in title to or ownership of the Property;

(3) provide that no cancellation, reduction in amount or material change in coverage thereof shall be effective until at least thirty (30) days after receipt by Mortgagee of written notice thereof; and (4) be satisfactory in all other respects to Mortgagee. Mortgagor shall not permit any activity to occur or condition to exist on or with respect to the Property that would wholly or partially invalidate any of the insurance thereon. Mortgagor shall give prompt written notice to Mortgagee of any damage to, destruction of or other loss in respect of the Property, irrespective of whether any such damage, destruction or loss gives rise to an insurance claim. Mortgagor shall not carry additional insurance in respect of the Property unless such insurance is endorsed in favor of Mortgagee as loss payee.

Mortgagor irrevocably makes, constitutes and appoints Mortgagee (and all officers, employees or agents designated by Mortgagee) as Mortgagor’s true and lawful attorney-in-fact and agent, with full power of substitution, for the purpose of making and adjusting claims under such policies of insurance, endorsing the name of Mortgagor on any check, draft, instrument or other item or payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect to such policies of insurance required above or to pay any premium in whole or in part relating thereto. Mortgagee, without waiving or releasing any obligations or default by Mortgagor hereunder, may (but shall be under no obligation to do so) at any time maintain such action with respect thereto which Mortgagee deems advisable. All sums disbursed by Mortgagee in connection therewith, including attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, on demand, by Mortgagor to Mortgagee and shall be additional Indebtedness secured by this Mortgage.

All proceeds of the insurance required to be obtained by Mortgagor hereunder, other than those relating to the comprehensive general public liability insurance, shall be held in trust for and paid promptly to Mortgagee, and Mortgagee may deduct from such proceeds any expenses, including, without limitation, legal fees, incurred by Mortgagee in connection with adjusting and obtaining such proceeds (the balance remaining after such deduction being hereinafter referred to as the “Net Insurance Proceeds”). Mortgagee may, at its option, either: (1) apply the Net Insurance Proceeds in reduction or satisfaction of all or any part of the Indebtedness, whether then matured or not, in which event Mortgagor shall be relieved of its obligation to maintain and restore the Property relating to such proceeds to the extent that Mortgagee so applies such Net Insurance Proceeds; or (2) release the Net Insurance Proceeds to Mortgagor in whole or in part upon conditions satisfactory to Mortgagee. Prior to the occurrence of an Event of Default, Mortgagor shall have the right to adjust and compromise any such claims, subject to Mortgagee’s prior consent thereto, which consent shall not be unreasonably withheld; provided that no such consent shall be required upon the occurrence of an Event of Default under this Mortgage.

The application of any insurance proceeds toward the payment or performance of the Indebtedness shall not be deemed a waiver by Mortgagee of its right to receive payment or performance of the rest of the Indebtedness in accordance with the provisions of this Mortgage, the Loan Documents, and any amendments, modifications or restatements to any of the foregoing.

In the event of a foreclosure under this Mortgage, the purchaser of the Property shall succeed to all of the rights of Mortgagor, including any right to unearned premiums, in and to all policies of insurance which Mortgagor is required to maintain under this Section 3.6 and to all proceeds of such insurance.

Without limiting Mortgagee’s rights under Section 3 .9 of this Mortgage, if Mortgagor shall fail to keep the Property insured in accordance with this Mortgage and the other Loan Documents, Mortgagee may, but shall not be obligated to, do so. Mortgagor shall reimburse Mortgagee on demand for amounts incurred or expended therefor, with interest thereon pursuant to Section 3.9 hereof, and all such amounts incurred or expended, and all such interest thereon, shall be additional Indebtedness of Mortgagor secured hereby.

Sale, Transfer or Encumbrance.

Mortgagor will not further mortgage, sell or convey, or grant a deed of trust, pledge, or grant a security interest in any of the Property, or contract to do any of the foregoing, or execute a land contract or installment sales contract, enter into a lease (whether with or without option to purchase) or otherwise dispose of, further encumber or suffer the encumbrance of any of the Property, whether by operation of law or otherwise.

Mortgagor shall pay and discharge promptly, at Mortgagor’s cost and expense, all liens, encumbrances, and charges upon any part of the Property or any interest therein. If Mortgagor shall fail to discharge any such lien, encumbrance, or charge, then, in addition to any other right or remedy of Mortgagee, Mortgagee may, but shall not be obligated to, discharge the same, either by paying the amount claimed to be due, or by procuring the discharge of such lien by depositing in court a bond or the amount claimed or otherwise giving security for such claim, or in such manner as is or may be prescribed by law.

Mortgagor will not institute or cause to be instituted any proceedings that could change the permitted use of the Property from the use presently zoned, and shall not grant any easements or licenses with respect to the Property.

If a portion of the Property, or any beneficial interest therein, is sold, conveyed, transferred, encumbered, or full possessory rights therein transferred, whether voluntarily, involuntarily, or by operation of law, then the Mortgagee may declare all sums secured by this Mortgage to be immediately due and payable, whether or not the Mortgagee has consented or waived its rights in connection with any previous transaction of the same or a different nature.

Eminent Domain.

Mortgagor shall give immediate notice to Mortgagee upon Mortgagor’s obtaining knowledge of (i) any interest on the part of any person possessing or who has expressed the intention to possess the power of eminent domain to purchase or otherwise acquire the Property or (ii) the commencement of any action or proceeding to take the Property by exercise of the right of condemnation or eminent domain or of any action or proceeding to close or to alter the grade of any street on or adjoining the Premises. At its option Mortgagee may participate in any such actions or proceedings in the name of Mortgagee or, whenever necessary, in the name of Mortgagor, and Mortgagor shall deliver to Mortgagee such instruments as Mortgagee shall request to permit such participation. Mortgagor shall not settle any such action or proceeding, whether by voluntary sale, stipulation or otherwise, or agree to accept any award or payment without the prior written consent of Mortgagee, which consent shall not be unreasonably withheld. The total of all amounts awarded or allowed with respect to all right, title and interest in and to the Property or the portion or portions thereof taken or affected by such condemnation or eminent domain proceeding and any interest thereon (herein collectively called the “Award”) is hereby assigned to, and shall be paid upon receipt thereof, to Mortgagee and the amount received shall be retained and applied as provided in Paragraph 3.8(b) below.

Upon Mortgagee’s receipt of any Award, Mortgagee may, at its option, either: (i) retain and apply the Award toward the Indebtedness; or (ii) subject to such escrow provisions as Mortgagee may require, pay the Award over in whole or part to pay or reimburse Mortgagor for the cost of restoring or reconstructing the Property remaining after such taking (the “Remaining Property”). If Mortgagee elects to pay the Award, or any part thereof, over to Mortgagor upon the completion of the restoration or reconstruction of the Remaining Property, any portion of the Award not used for the restoration or reconstruction of the Remaining Property shall, at the option of Mortgagee, be applied in reduction of the Indebtedness; provided, however, that to the extent that such portion of the Award shall exceed the amount required to satisfy in full the Indebtedness, Mortgagee shall pay the amount of such excess to Mortgagor or otherwise as required by law. In no event shall Mortgagee be required to release this Mortgage until the Indebtedness is fully paid and performed, nor shall Mortgagee be required to release from the lien of this Mortgage any portion of the Property so taken until Mortgagee receives the Award for the portion so taken.

The application of the Award toward payment or performance of any of the Indebtedness shall not be deemed a waiver by Mortgagee of its right to receive payment or performance of the balance of the Indebtedness in accordance with the provisions of this Mortgage, the Loan Documents, and in any amendments, modifications or restatements to any of the foregoing. Mortgagee shall have the right, but shall be under no obligation, to question or appeal the amount of the Award, and Mortgagee may accept same without prejudice to the rights that Mortgagee may have to question or appeal such amount. In any such condemnation or eminent domain action or proceeding Mortgagee may be represented by attorneys selected by Mortgagee, and all sums paid by Mortgagee in connection with such action or proceeding, including, without limitation, attorneys’ fees, court costs, expenses and other charges relating thereto shall, on demand, be immediately due and payable from Mortgagor to Mortgagee and the same shall be added to the Indebtedness and shall be secured by this Mortgage.

Notwithstanding any taking by condemnation or eminent domain, closing of, or alteration of the grade of, any street or other injury to or decrease in value of the Property by any public or quasi-public authority or corporation, the Indebtedness shall continue to bear interest until the Award shall have been actually received by Mortgagee, and any reduction in the Indebtedness resulting from the application by Mortgagee of the Award shall be deemed to take effect only on the date of such receipt thereof by Mortgagee.

Rights of Mortgagee. If Mortgagor fails to pay when due any Impositions when so required by this Mortgage, or if an Event of Default occurs under this Mortgage, Mortgagee at its option may pay such Impositions. If Mortgagor fails to perform any of its obligations under this Mortgage with respect to the Property, Mortgagee at its option may (but shall not be obligated to) perform any such obligations of Mortgagor. Mortgagee may enter upon the Property for the purpose of performing any such act, or to inspect the Property. All Impositions paid by Mortgagee and all monies expended by Mortgagee in performing any such obligations of Mortgagor (including legal expenses and disbursements), shall bear interest at a floating rate per annum equal to six percent (6%) in excess of the Prime Rate of Fifth Third Bank then in effect, and such interest shall be paid by Mortgagor upon demand by Mortgagee and shall be additional Indebtedness secured by this Mortgage.

Conflict Among Agreements. In the event of any conflict between the provisions of this Mortgage and the provisions of the Loan Documents, the provisions of the Loan Documents shall prevail.

Notifications. Mortgagor shall notify Mortgagee promptly of the occurrence of any of the following:

a fire or other casualty causing damage to the Property in excess of $20,000;

receipt of notice of condemnation of the Property or any part thereof;

receipt of notice from any governmental authority relating to the structure, use or occupancy of the Property;

receipt of any notice of alleged default from the holder of any lien or security interest in the Property;

the commencement of any litigation affecting the Property; or

any change in the occupancy of the Property.

EVENTS OF DEFAULT

Any of the following events shall be an Event of Default:

Cross-Default. An Event of Default occurs under the Loan Documents, or in any amendments, modifications or restatements to any of the foregoing.

Breach of Covenants. Mortgagor defaults in the performance or observance of any of the following covenants:

to maintain in force the insurance required by Section 3.6 (Insurance) of this Mortgage;

to comply with any of the notice requirements set forth in Section 3.6 (Insurance), Section 3.8 (Eminent Domain) or Section 3.11 (Notifications) of this Mortgage; or

any other covenant or agreement contained in this Mortgage and such default continues for 30 days after notice thereof from Mortgagee.

Representation or Warranty Untrue. Any representation or warranty of the Mortgagor under this Mortgage is untrue or misleading in any material respect.

Foreclosure. A foreclosure proceeding (whether judicial or otherwise) is instituted with respect to any mortgage or lien of any kind encumbering any portion of the Property.

Limitation of Amount. Mortgagor limits or attempts to limit the loan indebtedness secured by this Mortgage pursuant to Ohio Revised Code §5301.232.

Other Obligations. Any default occurs under any other obligation of Mortgagor to Mortgagee or otherwise described herein as Indebtedness.

REMEDIES

Remedies. Upon the occurrence, and until the waiver by Mortgagee, of an Event of Default:

Mortgagee may declare the entire balance of the Indebtedness to be immediately due and payable, and upon any such declaration, the entire unpaid balance of the Indebtedness shall become and be immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Mortgagor.

Mortgagee may institute a proceeding or proceedings, judicial or otherwise, for the complete or partial foreclosure of this Mortgage under any applicable provision of law.

Mortgagee may institute a proceeding or proceedings to eject Mortgagor from possession of the Property and to obtain possession of the Property by Mortgagee, with or without instituting a foreclosure proceeding.

Mortgagee may sell (the power of sale, if permitted and provided by applicable law, being expressly granted by Mortgagor to Mortgagee) the Property, and all estate, right, title, interest, claim and demand of Mortgagor therein, and all rights of redemption thereof, at one or more sales, as an entirety or in parcels, with such elements of real and/or personal property, and at such time and place and upon such terms as Mortgagee may deem expedient, or as may be required by applicable law, and in the event of a sale, by foreclosure or otherwise, of less than all of the Property, this Mortgage shall continue as a lien and security interest on the remaining portion of the Property.

Mortgagee may institute an action, suit or proceeding in equity for the specific performance of any of the provisions contained in this Mortgage, the Loan Documents, and in any amendments, modifications or restatements to any of the foregoing.

Mortgagee may apply for the appointment of a receiver, custodian, trustee, liquidator or conservator of the Property to be vested with the fullest powers permitted under applicable law, as a matter of right and without regard to, or the necessity to disprove, the adequacy of the security for the Indebtedness or the solvency of Mortgagor or any other person liable for the payment of the Indebtedness, and Mortgagor and each such person liable for the payment of the Indebtedness consents or shall be deemed to have consented to such appointment.

Mortgagee may enter upon the Property, and exclude Mortgagor and its agents and servants wholly therefrom, without liability for trespass, damages or otherwise, and take possession of all books, records and accounts relating thereto and all other Property; and having and holding the same Mortgagee may use, operate, manage, preserve, control and otherwise deal therewith and conduct the business thereof, without interference from Mortgagor; and upon each such entry and from time to time thereafter Mortgagee may, at the expense of Mortgagor and the Property, without interference by Mortgagor and as Mortgagee may deem advisable, (i) insure or reinsure the Property, (ii) make all necessary or proper repairs, renewals, replacements, alterations, additions, betterments and improvements thereto and thereon and (iii) in every such case in connection with the foregoing have the right to exercise all rights and powers of Mortgagor with respect to the Property, either in Mortgagor’s name or otherwise.

Mortgagee may, with or without entering upon the Property, collect, receive, sue for and recover in its own name all rents and cash collateral derived from the Property, and may deduct therefrom all costs, expenses and liabilities of every character incurred by Mortgagee in controlling the same and in using, operating, managing, preserving and controlling the Property, and otherwise in exercising Mortgagee’s rights under this Mortgage or the Loan Documents, including, but not limited to, all amounts disbursed to pay Impositions, insurance premiums and other charges in connection with the Property, as well as compensation for the services of Mortgagee and fits respective attorneys, agents and employees.

Mortgagee may release any portion of the Property for such consideration as Mortgagee may require without, as to the remainder of the Property, in any way impairing or affecting the position of Mortgagee with respect to the balance of the Property; and Mortgagee may accept by assignment, pledge or otherwise any other property in place thereof as Mortgagee may require without being accountable for so doing to any other lienholder.

Mortgagee may take all actions, or pursue any other right or remedy, permitted under the Uniform Commercial Code in effect in the State in which the Property is located , under any other applicable law or in equity.

Mortgagee’s Cause of Action. Mortgagee shall have the right, from time to time, to bring an appropriate action to recover any sums required to be paid by Mortgagor under the terms of this Mortgage or the Loan Documents, as the same become due, without regard to whether or not the principal indebtedness or any other sums secured by this Mortgage or the Loan Documents shall be due, and without prejudice to the right of Mortgagee thereafter to institute foreclosure or otherwise dispose of the Property or any part thereof, or any other action, for any default by Mortgagor existing at the time the earlier action was commenced.

Costs and Expenses. There shall be allowed and included as additional Indebtedness secured by the lien of this Mortgage, to the extent permitted by law, all expenditures and expenses of Mortgagee for attorneys’ fees, court costs, appraisers’ fees, sheriff’s fees, documentary and expert evidence, stenographers’ charges, publication costs and such other costs and expenses as Mortgagee may deem reasonably necessary to exercise any remedies or to evidence to bidders at any sale of the Property the true condition of the title to or the value of the Property. All such expenditures and expenses shall bear interest at a floating rate per annum equal to six percent (6%) in excess of the Prime Rate of Fifth Third Bank then in effect, and such interest shall be paid by Mortgagor upon demand by Mortgagee and shall be additional Indebtedness secured by this Mortgage.

Proceeds. The proceeds received by Mortgagee in any foreclosure sale of the Property shall be distributed and applied in the following order of priority: first, on account of all costs and expenses incident to the foreclosure proceedings, including all such items as are mentioned in Section 5.3; second, to all other items which under the terms hereof constitute Indebtedness or Impositions; and, third, any surplus to Mortgagor, its legal representatives or assigns, or to third persons with rights to the proceeds, as their rights may appear.

Receiver. Without limiting the application of Section 5.1 of this Mortgage, upon, or at any time after, the filing of a suit to foreclose this Mortgage, Mortgagee shall be entitled to have a court appoint a receiver of the Property. Such appointment may be made either before or after sale, without notice to Mortgagor or any other person, without regard to the solvency of the person or persons, if any, liable for the payment of the Indebtedness and without regard to the then value of the Property, and Mortgagee may be appointed as such receiver. The receiver shall have the power to collect the rents, issues and profits of the Property during the pendency of such foreclosure suit, as well as during any further times when Mortgagee, absent the intervention of such receiver, would be entitled to collect such rents, issues and profits, and all other powers which may be necessary or are usual in such cases for the protection, possession, control, management and operation of the Property during the whole of such period. The court from time to time may authorize the receiver to apply net income in the receiver’s hands in payment in whole or in part of the Indebtedness, or in payment of any tax, assessment or other lien that may be or become superior to the lien hereof or superior to a decree foreclosing this Mortgage, provided such application is made prior to foreclosure sale.

Rights Cumulative. The rights of Mortgagee arising under the provisions and covenants contained in each of the Mortgage and the Loan Documents shall be separate, distinct and cumulative, and none of them shall be exclusive of the others. In addition to the rights set forth in this Mortgage, or any other Loan Documents, Mortgagee shall have all rights and remedies now or hereafter existing at law or in equity or by statute. Mortgagee may pursue its rights and remedies concurrently or in any sequence, and no act of Mortgagee shall be construed as an election to proceed under any one provision herein or in such other documents to the exclusion of any other provision, anything herein or otherwise to the contrary notwithstanding. If Mortgagor fails to comply with this Mortgage, no remedy of law will provide adequate relief to Mortgagee, and Mortgagee shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damages.

No Merger. If Mortgagee shall at any time hereafter acquire title to any of the Property, then the lien of this Mortgage shall not merge into such title, but shall continue in full force and effect to the same extent as if the Mortgagee had not acquired title to any of the Property. Furthermore, if the estate of the Mortgagor shall be a leasehold, unless the Mortgagee shall otherwise consent, the fee title of the Property shall not merge with such leasehold, notwithstanding the union of said estates either in the ground lessor or in the fee owner, or in a third party, by purchase or otherwise. If, however, the Mortgagee shall be requested to and/or shall consent to such merger or such merger shall nevertheless occur without its consent, then this Mortgage shall attach to and cover and be a lien upon the fee title or any other estate in the Property demised under the ground lease acquired by the fee owner and the same shall be considered as mortgaged to the Mortgagee and the lien hereof spread to cover such estate with the same force and effect as though specifically herein granted.

Waivers of Mortgagor. Mortgagor hereby waives the benefit of any stay, moratorium, valuation or appraisal law or judicial decision, any defects in any proceeding instituted by Mortgagee with respect to this Mortgage or any Loan Documents, and any right of redemption with respect to the Property. Mortgagor waives any right to require marshalling of assets in connection with enforcement of the Indebtedness and any right to require the sale of the Property in parcels or to select the order in which parcels are to be sold. Mortgagor waives the right to all notices to which Mortgagor may otherwise be entitled, except those expressly provided for herein.

MISCELLANEOUS

Uniform Commercial Code Security Agreement. This Mortgage is intended to be a security agreement pursuant to the Uniform Commercial Code as adopted in Ohio for any of the items specified above as part of the Property which may be subject to a security interest pursuant to the applicable version of the Uniform Commercial Code, and Mortgagor hereby grants Mortgagee a security interest in such items. Mortgagor agrees that Mortgagee may file this mortgage instrument, or a reproduction thereof, in the real estate records or other appropriate index, as a financing statement for any of the items specified above as part of the Property. Any reproduction of this Mortgage shall be sufficient as a financing statement. In addition, Mortgagor agrees to execute and deliver to Mortgagee upon Mortgagee’s request any financing statements that Mortgagee may require to perfect a security interest with respect to said items. Mortgagor shall pay all costs of filing such financing statement and any extensions, renewals, amendments and releases thereof, and shall pay all reasonable costs and expenses of any record searches for financing statements Mortgagee may require. Without the prior written consent of Mortgagee, Mortgagor shall not create or suffer to be created pursuant to the Uniform Commercial Code any other security interest in such items, including replacements and additions thereto. Upon any Event of Default under this Mortgage, Mortgagee shall have the remedies of a secured party under the Uniform Commercial Code and, at Mortgagee’s option, may also invoke the remedies provided in this Mortgage. In exercising any of said remedies, Mortgagee may proceed against the items of real property and any items of personal property specified above as part of the Property separately or together and in any order whatsoever, without in any way affecting the availability of Mortgagee’s remedies under the Uniform Commercial Code or of the remedies in this Mortgage.

Waiver. No delay or omission by Mortgagee to exercise any right shall impair any such right or be a waiver thereof, but any such right may be exercised from time to time and as often as may be deemed expedient. Each waiver must be in writing and executed by Mortgagee to be effective, and a waiver on one occasion shall be limited to that particular occasion.

Amendments in Writing. No change, amendment, or modification hereof, or any part hereof, shall be valid unless in writing and signed by the parties hereto or their respective successors and assigns.

Notices. All notices, demands and requests given or required to be given by either party hereto to the other party shall be in writing and shall be deemed to have been properly given if sent by U.S. registered or certified mail, postage prepaid, return receipt requested, or by overnight delivery service, addressed as follows:

To Mortgagor:	DENTAL CARE PLUS, INC.
100 Crowne Point Place
Cincinnati, Ohio 45241

To Mortgagee:	FIFTH THIRD BANK
9050 Centre Point Drive, Suite 150
Cincinnati, Ohio, 45069-4874
Attention: Mr. Jeff R. Brinkman

or to such other address as Mortgagor or Mortgagee may from time to time designate by written notice.

Interpretation. The titles to the Sections and paragraphs hereof are for reference only and do not limit in any way the content thereof. Any words herein which are used in one gender shall be read and construed to mean or include the other gender wherever they would so apply. Any words herein which are used in the singular shall be read and construed to mean and to include the plural wherever they would so apply, and vice versa.

Covenant Running With the Land. Any act or agreement to be done or performed by Mortgagor shall be construed as a covenant running with the land and shall be binding upon Mortgagor and its successors and assigns as if they had personally made such agreement.

Complete Agreement: Counterparts. This Mortgage and the Exhibits are the complete agreement of the parties hereto and supersede all previous understandings relating to the subject matter hereof. This Mortgage may be amended only by an instrument in writing which explicitly states that it amends this Mortgage, and is signed by the party against whom enforcement of the amendment is sought. This Mortgage may be executed in several counterparts, each of which shall be regarded as an original and all of which shall constitute but one and the same instrument.

Validity. The provisions of this Mortgage are severable. If any term, covenant or condition of this Mortgage shall be held to be invalid, illegal or unenforceable in any respect, the remainder of this Mortgage shall not be invalidated thereby, and this Mortgage shall be construed without such provision.

Governing Law. This Mortgage for all purposes shall be construed and enforced in accordance with the domestic laws of the State of Ohio.

Binding Effect; Assignment. This Mortgage shall be binding upon and inure to the benefit of the respective legal representatives, successors and assigns of the parties hereto; however, Mortgagor may not assign any of its rights or delegate any of its obligations hereunder. Mortgagee may assign this Mortgage to any other person, firm, or corporation provided all of the provisions hereof shall continue in force and effect and, in the event of such assignment, any advances made by any assignee shall be deemed made in pursuance and not in modification hereof and shall be evidenced and secured by the Loan Documents and this Mortgage.

Interest. In no event shall the interest rate and other charges related to the Indebtedness exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that a court determines that Mortgagee has received interest and other charges hereunder in excess of the highest permissible rate applicable hereto, such excess shall be deemed received on account of, and shall automatically be applied to reduce, the principal balance of the Indebtedness, and the provisions hereof shall be deemed amended to provide for the highest permissible rate. If there is no Indebtedness outstanding, Mortgagee shall refund to Mortgagor such excess.

O.R.C. 1311.14. This Mortgage secures unpaid balances of obligatory loan advances to be made by Mortgagee to Mortgagor pursuant to the terms and provisions of the Loan Documents. The Loan Documents obligate Mortgagee to advance Mortgagor certain sums under definite and certain conditions, in a particular manner and at the times set forth therein, the total outstanding indebtedness of which, at any one time, is equal to the amount of the debt secured by this Mortgage. Mortgagee is authorized and empowered to do all things provided to be done by a Mortgagee under Section 1311.14 of the Ohio Revised Code and any amendments or supplements thereto. This Mortgage is made pursuant to Section 5301.232 and Chapter 1309, including Section 1309.32, of the Ohio Revised Code.

Future Advances. The parties hereto intend and agree that this Mortgage shall secure unpaid balances of any loan advances, whether obligatory or not, and whether made pursuant to the Loan Documents or not, made by Mortgagee after this Mortgage is delivered to the Recorder for record to the extent that the total unpaid loan indebtedness, exclusive of interest thereon, does not exceed the maximum amount of unpaid loan indebtedness which may be outstanding at any time, which is Six Hundred and Fifty Thousand Dollars ($650,000). Mortgagor further covenants and agrees to repay all such loan advances with interest, and that the covenants contained in this Mortgage shall apply to such loan advances as well.

Mortgagee’s Status. Mortgagor hereby acknowledges and agrees that the undertaking of Mortgagee under this Mortgage is limited as follows:

Mortgagee shall not act in any way as the agent for or trustee of Mortgagor. Mortgagee does not intend to act in any way for or on behalf of Mortgagor with respect to disbursement of the proceeds of the indebtedness secured hereby. Mortgagee’s intent in imposing the requirements set forth herein and in the Loan Documents is that of a lender protecting the priority of its mortgage and the value of its security. Mortgagee assumes no responsibility for the completion of any Improvements erected or to be erected upon the Property; the payment of bills or any other details in connection with the Property; any plans and specifications in connection with the Property; or Mortgagor’s relations with any contractors. This Mortgage is not to be construed by Mortgagor or anyone furnishing labor, materials, or any other work or product for improving the Property as an agreement upon the part of the Mortgagee to assure anyone that such person will be paid for furnishing such labor, materials, or any other work or product; any such person must look entirely to Mortgagor for such payment. Mortgagee assumes no responsibility for the architectural or structural soundness of any improvements on or to be erected upon the Property or for the approval of any plans and specifications in connection therewith or for any improvements as finally completed.

DEFEASANCE

Defeasance. If Mortgagor shall keep, observe and perform all of the covenants and conditions of this Mortgage on its part to be kept and performed and shall pay and perform, or cause to be paid and performed, all of the Indebtedness whether now outstanding or hereafter arising, including all extensions and renewals thereof, and all of the other Indebtedness, then Mortgagee shall release this Mortgage upon the request and at the expense of Mortgagor, otherwise this Mortgage shall remain in full force and effect.

IN WITNESS WHEREOF, this instrument has been executed by Mortgagor on the date first written above.

MORTGAGOR:
DENTAL CARE PLUS, INC.

By:	/s/ Anthony A. Cook
Name:	Anthony A. Cook
Title:	President and CEO

STATE OF OHIO	)
) ss:
COUNTY OF HAMILTON	)

The foregoing instrument was acknowledged before me this 18th day of December, 2008, by Anthony A. Cook, the President and CEO of Dental Care Plus, Inc., an Ohio corporation, on behalf of the company.

/s/ Dan R. Orner
Notary Public

This instrument prepared in its unexecuted form by:

Arik A. Sherk, Esq.

Thompson Hine LLP

2000 Courthouse Plaza NE

P.O. Box 8801

Dayton, Ohio 45401-8801

EXHIBIT A

CROWNE POINT PLACE

SOUTH LOT

2.782 ACRE PARCEL

Situated in Section 35, Town 4, Entire Range 1, Miami Purchase, Sycamore Township, City of Sharonville, Hamilton County, Ohio, being a 2.782 acre portion of a 5.280 acre parcel as conveyed to Miller Valentine Crowne Point Ltd. as recorded in Official Record 8264 Page 2141 and being more particularly described as follows;

Beginning for reference at a P.K. Nail at the intersection of the centerline of Evendale Drive (Lockland Road) with the centerline of Sharon Road; thence along the centerline of Evendale Drive, South 03°48'48" West, 327.26 feet to a point;

Thence continuing along said centerline South 05°37'58" West, 153.68 feet to a point;

Thence leaving said centerline and along the North line of a 1.2725 Acre parcel, North 87°41'35" West, 207.70 feet to the east right-of-way of Canal Road as shown on the dedication plat of Canal Road and Evendale Drive as recorded in Plat Book 299, Page 35;

Thence crossing said right-of-way, North 56°13'05" West, 106.62 feet to the point of tangency of a 537.50-foot radius curve;

Thence with the west right-of-way of Canal Road on a curve to the left having a radius of 537.50 feet an arc length of 248.60 feet whose chord bears South 04°06'52" East, 246.39 feet to a point;

Thence continuing with said west right-of-way, South 17°21'52" East, 178.90 feet to a point;

Thence on a curve to the right having a radius of 1115.50 feet an arc length of 506.55 feet whose chord bears South 04°21'20" East, 502.21 feet to a point;

Thence on a curve to the right having a radius of 40.00 feet and arc length of 61.43 feet whose chord bears South 52°39'08" West, 55.57 feet to the north right-of-way of Crowne Point Drive and an iron pin found;

Thence with the north right-of-way of Crowne Point Drive as recorded in Plat Book 272 Page 98, North 83°21'00" West, 79.94 feet to a 5/8 inch iron pin found and the TRUE POINT OF BEGINNING of the parcel herein described;

Thence continuing with the north right-of-way of Crowne Point Drive, North 83°21'00" West, 432.67 feet to a 5/8 inch iron pin found;

Thence along a curve to the right having a radius of 970.00 feet an arc length of 17.29 feet whose chord bears North 82°50'23" West 17.29 feet to a 5/8 inch iron pin found;

Thence leaving said right-of-way, along a curve to the right having a radius of 14.50 feet an arc length of 24.31 feet whose chord bears North 34°18'39" West, 21.56 feet to a 5/8 inch iron pin found on the east right-of-way of Crowne Point Place;

Thence with said east right-of-way, North 13°42'35" East 128.88 feet to a 5/8 inch iron pin found;

Thence continuing along said east right-of-way, along a curve to the left having a radius of 530.00 feet an arc length of 68.02 feet whose chord bears North 10°1'58" East 67.98 feet to a 5/8 inch iron pin found;

Thence continuing along said right-of-way, North 06°21'22" East 55.69 feet to a 5/8 inch iron pin set for the northwest corner of the parcel herein described;

Thence leaving said right-of-way and along a new dividing line, South 83°38'38" East, 443.15 feet to a 5/8 inch iron pin set for the northeast corner of said parcel and in the west line of a 13.776 acre parcel;

Thence South 06°21'22" West, 270.16 feet to the TRUE POINT OF BEGINNING.

Contains 2.782 acres more or less, subject to all legal highways and easements of record.

The Basis of Bearing is the north right of way line of Crowne Point Drive (North 83°21'0" West) as recorded in Plat Book 272 Page 98.

The above described tract is subject to and granted an easement for sanitary sewer as recorded in Plat Book 273, Page 16.

The above described tract is subject to and granted an easement for Cincinnati Gas & Electric as recorded in Deed Book 3464, Page 40.

The above described tract is subject to and granted a permanent drainage and utility easement as recorded in Plat Book 299, Pages 35-36.

EXHIBIT B

Restrictions on the Site Approved by Mortgagee

[TO BE INCLUDED FROM TITLE POLICY]